EXHIBIT A

JOINT FILING AGREEMENT

The undersigned persons acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned persons and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned persons without the necessity of filing additional joint filing agreements. The undersigned persons acknowledge that each of them shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the other undersigned persons, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated: August 11, 2003	/s/ Nicholas P. Bartolini
Nicholas P. Bartolini

Dated: August 11, 2003	/s/ Donna Cohen
Donna Cohen

Dated: August 11, 2003	/s/ Lawrence Cohen
Lawrence Cohen

Dated: August 11, 2003	/s/ Stephen D. Davis
Stephen D. Davis

Dated: August 11, 2003	/s/ Susan K. Harris
Susan K. Harris, Trustee of the Susan K. Harris Living Trust Dated March 6, 1998

Dated: August 11, 2003	/s/ Hayden H. Harris
Hayden H. Harris, Trustee of the Hayden H. Harris Living Trust dated March 6, 1998

Dated: August 11, 2003	/s/ David D. Jones
David D. Jones

Dated: August 11, 2003	/s/ Nancy McCoy
Nancy McCoy

Dated: August 11, 2003	/s/ Wiley R. McCoy
Wiley R. McCoy

Dated: August 11, 2003	/s/ Geoffrey C. Owen
Geoffrey C. Owen

Dated: August 11, 2003	/s/ Chris J. Panzl
Chris J. Panzl

Dated: August 11, 2003	/s/ Anne T. Sinclair
Anne T. Sinclair

Dated: August 11, 2003	/s/ Robert J. Sinclair
Robert J. Sinclair

Dated: August 11, 2003	/s/ Amherst H. Turner
Amherst H. Turner

Amherst Fund LLC

Dated: August 11, 2003	By: /s/ Amherst H. Turner
Amherst H. Turner, Its Manager

EMM McLaren Investment Company, L.L.C.

Dated: August 11, 2003	By: /s/ Michael L. Garavaglia
EMM McLaren Management, LLC, Michael L. Garavaglia, Member Title: Manager

Dated: August 11, 2003	/s/ Gary Custer
Gary Custer

Dated: August 11, 2003	/s/ Gary St. Denis
Gary St. Denis